EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-264377) of Computer Task Group, Incorporated on Form S-8 of our report dated June 26, 2023 appearing in this Annual Report on Form 11-K of Computer Task Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2022.

/s/ Bonadio & Co., LLP

Bonadio & Co., LLP

June 26, 2023

Amherst, New York